Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form type)

CLEARPOINT NEURO, INC.
(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Exhibit 107

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share(3)	—	—	—	—	—	—
	Equity	Preferred Stock, par value $0.001 per share(3)	—	—	—	—	—	—
	Other	Warrants(4)	—	—	—	—	—	—
	Other	Units(4)	—	—	—	—	—	—
	Debt	Debt Securities(5)	—	—	—	—	—	—
	Unallocated (Universal Shelf)	—	457(o)	(1)	(2)	$120,000,000	0.00014760	$17,712
Fees previously paid	—	—	—	—	—	—	—	—
	Total Offering Amounts					$120,000,000	0.00014760	$17,712
	Total Fees Previously Paid					—	—	—
	Total Fee Offsets					—	—	$7,636.99
	Net Fee Due(6)					—	—	$10,075.01

__________

Exhibit 107

(1)    Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder also include such indeterminate number of securities as may be issued upon conversion or exchange of or exchange for any preferred stock or warrants registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)    The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $120,000,000.

(3)    Includes an indeterminate number of shares of common stock or preferred stock as may be sold from time to time, at indeterminate prices.

(4)    Any securities registered hereunder with respect to the primary offering may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by the Registrant in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $120,000,000.

(5)    Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

(6)    A registration fee of $13,092.00 was previously paid with respect to securities registered under the Registrant's registration statement on Form S-3 filed on January 22, 2021, and declared effective on January 29, 2021 (File No. 333-252346) (the “Prior Registration Statement”), pertaining to the registration of $120,000,000 of securities of the Registrant, of which $69,999,990 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is $17,712, taking into consideration the available offset of $7,636.99 from the Prior Registration Statement, the Registrant has accordingly transmitted $10,075.01 otherwise due for this Registration Statement.

Exhibit 107

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	ClearPoint Neuro, Inc.	S-3	333-252346	January 22, 2021	—	$7,636.99(1)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	$69,999,990	—
Fee Offset Sources	ClearPoint Neuro, Inc.	S-3	333-252346	—	January 22, 2021	—	—	—	—	—	$7,636.99
__________

(1)    Pursuant to Rule 457(p) promulgated under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $7,636.99 (calculated at the fee rate in effect at the date of the Registrant’s Prior Registration Statement of $109.10 per million dollars), which represents the portion of the registration fee previously paid with respect to $69,999,990 of unsold securities previously registered under the Prior Registration Statement.

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